Stewart Capital Mutual Funds
Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Malcolm E. Polley, Principal Executive Officer of Stewart Capital Mutual Funds, certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Malcolm E. Polley
Malcolm E. Polley
Principal Executive Officer
Date: August 25, 2016

I, Timothy P. McKee, Principal Financial Officer of Stewart Capital Mutual Funds., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Timothy P. McKee
Timothy P. McKee
Principal Financial Officer
Date: August 25, 2015

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Stewart Capital Mutual Funds for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Stewart Capital Mutual Funds and will be retained by Stewart Capital Mutual Funds and furnished to the Securities and Exchange Commission or its staff upon request.